UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Registration No. 333-125844

Washington, D.C. 20549
_________________________________________

POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8

REGISTRATION STATEMENT
FILED PURSUANT TO THE SECURITIES ACT OF 1933

Date of Report:  September 13, 2007
___________________________________

PROTOKINETIX, INC.
(Exact name of registrant as specified in its charter)

Nevada	94-3355026
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

FIRST AMENDED 2005 STOCK INCENTIVE PLAN
(Full Title of Plan)
________________________________________________

Suite 1500 – 885
West Georgia Street
Vancouver, B.C. Canada V6C 3E8
(Address of principal executive offices)
________________________________________________

CRA of America
3638 North Rancho Drive, Suite 6
Las Vegas, Nevada 89130
(Name and address of agent for service)

(702) 243-9150
(Telephone number, including area code of agent for service)

Introduction: This First Amended 2005 Stock Incentive Plan is being filed in order to amend the original filing of the 2005 Stock Incentive Plan filed with the Securities and Exchange Commission on June 15, 2005.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration fee(4)
Common Stock, $.0000053 par value, to be issued pursuant to the First Amended 2005 Stock Incentive Plan of ProtoKinetix, Inc.	5,000,000	$.32	$1,600,000	$49.12
(1)

4,000,000 shares were originally authorized under the 2005 Stock Incentive Plan and were registered on Form S-8 on June 15, 2005 pursuant to the original Registration Statement (File No. 333-125844). This Post Effective Amendment No.1 to Form S-8 pertains to the registration of an additional 5,000,000 shares authorized under the First Amended 2005 Stock Incentive Plan (collectively the 2005 Stock Incentive Plan and the First Amended 2005 Stock Incentive Plan shall be hereinafter referred to as the “Plan”). Currently, the total number of shares registered under the Plan is 9,000,000 common shares.

(2)	Estimated solely for the purpose of determining the amount of registration fee and pursuant to Rules 457(c) and 457(h) of the General Rules and Regulations under the Securities Act of 1993.
(3)

This amount is based upon the registration of an additional 5,000,000 shares in connection with this Post Effective Amendment No. 1 to the original Form S-8 Registration Statement on file with the Securities and Exchange Commission as File No. 333-125844.

(4)

The calculation of the registration fee is based upon a per share price of $0.32 (rounded to the nearest penny) as of a specified date within 5 business days prior to the date of filing the registration statement. A fee of $470.80 was paid in connection with the original Registration Statement. The $49.12 fee set forth above only represents the fee paid in connection with the additional 5,000,000 shares registered pursuant to this Post
Effective Amendment No. 1 to the original Registration Statement 333-125844.

Part I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.  Plan Information

Information required by Part I will be sent or given to employees or consultants as specified by Rule 428(b)(1)(§230.428(b)(1)). Pursuant to Rule 424 (§230.424), these documents need not be filed with the Commission.  These documents and the documents incorporated by reference in the registration statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.  Registration Information and Employee Plan Annual Information

Any and all documents incorporated by reference herein, shall be made available to employees and consultants and other participants in the Plan, without charge, by contacting, in writing, the Registrant at: ProtoKinetix, Inc., Suite 1500, 885 West Georgia Street, Vancouver, B.C., Canada V6C 3E8.

Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.  Such information is hereby incorporated herein by reference.

Item 3.  Incorporation of Documents by Reference

The Registrant hereby incorporates it's:

•	Form 10-KSB filed with the Commission on April 17, 2007
•	Form 10-SB12(g) filed with the Commission in June 22, 2001
•	Form 10-QSB filed with the Commission on August 20, 2007
•	Form 10-QSB/A filed with the Commission on August 21, 2007
•	Form 8-K filed with the Commission on May 17, 2005
•	Form S-8 filed with the Commission on June 15, 2005
•	All other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since June 22, 2001.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

You may request a copy of these filings at no cost by writing to the Company at the following address:  ProtoKinetix, Inc., Suite 1500, 885 West Georgia Street, Vancouver, B.C., Canada V6C 3E8.

Item 4.  Description of Securities

The authorized capital stock of ProtoKinetix consists of 100,000,000 shares of common stock, par value $.000053 per share (the “Common Stock”). There are no shares of preferred stock authorized, issued or outstanding.

Holders of common stock are entitled to one vote per share on all matters voted on generally by the stockholders, including the election of directors, and, except as otherwise required by law, the holders of the shares possess all voting power. The holders of shares of our common stock do not have cumulative voting right.

Each share of our common stock is entitled to share pro rata in dividends and distributions with respect to our common stock when, as and if declared by the Board of Directors from funds legally available therefore. No holder of any shares of common stock has any preemptive right to subscribe for any of our securities.

Item 5.  Interests of Named Experts and Counsel

None.

Item 6.  Indemnification of Directors and Officers

Nevada Revised Statutes

Section 78.7502 of the Nevada Revised Statutes, as amended, provides for the indemnification of our officers, directors, employees and agents under certain circumstances as follows:

“1.           A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)           Is not liable pursuant to NRS 78.138; or
(b)
Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.           A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)           Is not liable pursuant to NRS 78.138; or
(b)	Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.           To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.”

Section 78.751 of the Nevada Revised Statutes describes the authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses as follows:

“1.  Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)           By the stockholders;
(b)	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
(c)	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
(d)	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.  The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3.  The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)           Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.”

Bylaws

Article 5 of the Company’s By-Laws provides for indemnification of the Company’s Directors, Officers, agents and employees as follows:

ARTICLE 5.
INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS, AND EMPLOYEES

5.1           Indemnification of Officers, Directors, Employees and Agents

Unless otherwise provided in the Articles of Incorporation, the corporation shall indemnify any individual made a party to a proceeding because he is or was an officer, director, employee or agent of the corporation against liability incurred in the proceeding, all pursuant to and consistent with the provisions of NRD 78.751, as amended from time to time.

5.2           Advance Expenses for Officers and Directors

The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final deposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

5.3           Scope of Indemnification

The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Delaware, and any amendments thereto.

Item 7.  Exemption From Registration Claimed

Not Applicable.

Item 8.  Exhibits

The following is a list of exhibits filed as part of the Registration Statement:

Exhibit Number	Description
4.1	First Amended 2005 Stock Incentive Plan
5.1	Legal Opinion regarding legality of the securities registered hereunder
23.1	Consent of Peterson Sullivan PLLC, Certified Public Accountants
23.2	Consent of Counsel (included as part of Exhibit 5.1)

Item 9.  Undertakings

(a)           The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned registrant hereby undertakes that, for purposes of determining a liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, Canada, on September 13, 2007.

ProtoKinetix, Inc.

By: /s/ Ross L. Senior
Chief Executive Officer and Principal Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date
/s/ Maximilien Arella Maximilien Arella	Director	September 13, 2007
/s/ C. Fred Whittaker C. Fred Whittaker	Director	September 13, 2007